================================================================================
    As filed with the Securities and Exchange Commission on October 31, 2003.
                                                   Registration No. 333-________
================================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                                 --------------
                                    FORM S-3
             REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

                                KOSS CORPORATION
             (Exact name of registrant as specified in its charter)

          DELAWARE                                             39-1168275
------------------------------                              ----------------
(State or other jurisdiction of                             (I.R.S. Employer
incorporation or organization)                              Identification No.)


                        4129 NORTH PORT WASHINGTON AVENUE
                           MILWAUKEE, WISCONSIN 53212
                                 (414) 964-5000
                   (Address, including zip code, and telephone
                         number, including area code, of
                    registrant's principal executive offices)

                                 ---------------


                                 Michael J. Koss
                      Chief Executive Officer and President
                        4129 North Port Washington Avenue
                           Milwaukee, Wisconsin 53212
                                 (414) 964-5000
                      (Name, address, and telephone number,
                   including area code, of agent for service)
                                 ---------------

Approximate date of commencement of proposed sale to the public: From time to time after the effective date of this Registration Statement.

If the only securities being registered on this form are being offered pursuant to dividend or interest reinvestment plans, please check the following box: [ ]

If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 of the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box: [X]

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act of 1933, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act of 1933, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.
[ ]

If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box: [ ]

                         CALCULATION OF REGISTRATION FEE

===================================================================================================================================
      TITLE OF SHARES                  AMOUNT                 PROPOSED MAXIMUM           PROPOSED MAXIMUM               AMOUNT OF
      TO BE REGISTERED               REGISTERED                 PER UNIT(1)              OFFERING PRICE(1)                 FEE
-----------------------------------------------------------------------------------------------------------------------------------
Common Stock,
$0.005 par value                      19,875(2)                  $16.96(3)                $337,080.00(3)                 $27.27
===================================================================================================================================

(1)   Estimated solely for the purpose of calculating the registration fee.

(2) This registration statement is being used to register 19,875 shares of common stock that have been issued to the selling stockholders pursuant to provisions of the Asset Purchase Agreement described herein.

(3) Calculated pursuant to Rule 457(c) of the Securities Act of 1933, as amended, based upon the average of the high and low prices on October 29, 2003, as reported by the Nasdaq National Market.

                                   ----------

THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT THAT SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(a) OF THE SECURITIES ACT OF 1933 OR UNTIL THIS REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(a), MAY DETERMINE.

                                   ----------

The information in this prospectus is not complete and may be changed. The selling stockholders may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

                                KOSS CORPORATION

                                  19,875 SHARES
                                  Common Stock

                      ------------------------------------

        We are registering for resale pursuant to this prospectus 19,875 shares of our common stock that we have issued to the selling stockholders named in this prospectus. The offering of shares of our common stock under this prospectus is being made by the selling stockholders only. It is not part of an original issuance by us of shares of our common stock. Accordingly, all of the net proceeds from the sale of shares of our common stock offered under this prospectus will go to the selling stockholders who offer and decide to sell their shares.

         Our common stock is quoted on the Nasdaq and trades under the symbol "KOSS." On October 29, 2003, the closing price of one share of our common stock, as reported on the Nasdaq, was $17.30. The selling stockholders may offer their shares of our common stock in transactions on the Nasdaq Stock Market's National Market, in negotiated transactions, through a combination of these methods or in any other legal way. The selling stockholders may offer their shares of our common stock at prevailing market prices, at prices related to market prices, at fixed prices that may change or at privately negotiated prices. See below under the caption "Plan of Distribution."

                      ------------------------------------

           AN INVESTMENT IN SHARES OF OUR COMMON STOCK INVOLVES RISK.
      YOU SHOULD CAREFULLY CONSIDER THE RISKS WE DESCRIBE UNDER THE CAPTION
                      "RISK FACTORS" BEGINNING ON PAGE 3.

                      ------------------------------------

               NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR
           ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED
                       OF THESE SECURITIES OR PASSED UPON
                  THE ADEQUACY OR ACCURACY OF THIS PROSPECTUS.
            ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

                      ------------------------------------

           The information contained in this prospectus is accurate only as of the date of this prospectus, regardless of the time of delivery of this prospectus or of any sale of shares of our common stock offered under this prospectus.

           No dealer, salesman or any other person has been authorized to give any information or to make any representations in connection with this offering other than those contained in this prospectus and, if given or made, such other information and representations must not be relied upon as having been authorized by us or the selling stockholders. This prospectus does not constitute an offer to sell, or a solicitation of any offer to buy, any securities other than the registered securities to which it relates. This prospectus does not constitute an offer to sell, or a solicitation of any offer to buy, such securities in any circumstances or jurisdiction in which such offer or solicitation is unlawful.

                  This prospectus is dated October ____, 2003.

                                TABLE OF CONTENTS


SUMMARY.............................................3
RISK FACTORS........................................3
WHERE YOU CAN FIND MORE INFORMATION.................4
DOCUMENTS INCORPORATED BY REFERENCE.................5
SELLING STOCKHOLDERS................................6
PLAN OF DISTRIBUTION................................7
USE OF PROCEEDS.....................................7
LEGAL MATTERS.......................................7
EXPERTS.............................................7
INDEMNIFICATION.....................................7

                                     SUMMARY

           We are registering for resale pursuant to this prospectus 19,875 shares of our common stock that we have issued pursuant to an Asset Purchase Agreement, dated effective as of May 1, 2003, among us, Addax Sound Company, a Delaware corporation, and the stockholders of Addax. Pursuant to the Asset Purchase Agreement, we acquired substantially all of the assets of Addax, a developer and manufacturer of hands-free communication devices, including proprietary headsets and off-the-body communication systems. Under the Asset Purchase Agreement, we issued shares of our common stock to Addax for subsequent distribution to the stockholders of Addax as consideration for the acquisition of the assets of Addax. We are registering 19,875 shares of our common stock for resale under this prospectus to cover the 19,875 shares referred to above. The selling stockholders can use this prospectus to sell some or all of the shares of our common stock they received pursuant to the Asset Purchase Agreement.

           Although we will not receive any of the proceeds from the selling stockholders' sale of their shares, we have agreed to and will pay for the costs of registering the shares covered by this prospectus, other than commissions, fees and discounts of underwriters, brokers, dealers and agents, if any.

           We design, develop, manufacture and market stereo headphones and related accessory products. We have been involved in the stereo headphones business since 1971. We are a Delaware corporation. Our principal executive offices are located at 4129 North Port Washington Avenue, Milwaukee, Wisconsin 53212, and our telephone number is (414) 964-5000.

                                  RISK FACTORS

           You should carefully consider the following risk factors before you decide to buy our common stock. If any of these risks actually occur, our business, financial condition, operating results or cash flows could be materially adversely affected. This could cause the trading price of our common stock to decline, and you could lose part or all of your investment.

           CASH FLOW

Our primary source of liquidity over the past twelve months has been operating cash flows. Our future cash flows from operations (on both a short term and long term basis) are dependent upon, but not limited to:

         o        our ability to attract new and retain existing customers,

         o        the volume of sales for these customers,

         o        the loss of business of one or more primary customers,

         o        changes in sales mix,

         o        the volume of royalty income,

         o        changes in general economic conditions,

         o management's effectiveness in managing the manufacturing process, and

         o the ability to collect in full and in a timely manner, amounts due to us.

           ATTRACTING AND RETAINING CUSTOMERS

We are dependent upon our ability to retain existing and obtain new customers as well as develop new product lines for these customers. Our failure to retain existing customers, obtain new customers or develop new product lines could significantly affect our future profitability. The loss of business of one or more principal customers or a change in the sales volume from a particular customer could have a material adverse effect on our sales volume and profitability.

           PROFIT MARGINS

Due to the range of products that we sell, the product sales mix can produce a range of profit margins. Some businesses in which we operate produce lower profit margins than others.

           ECONOMIC CONDITIONS

Deteriorating or weak economic conditions, including retail slowdowns at both the domestic or foreign level, could affect our future sales and profitability. We are not in a position to determine how it will be affected by these circumstances, how extensive the effects may be, or for how long it may be impacted by these circumstances.

           MANAGEMENT

Our management's effectiveness in managing our manufacturing processes will have a direct impact on our future profitability. We regularly make decisions that affect production schedules, shipping schedules, employee level, and inventory levels. Our effectiveness in managing these areas could have an effect on future profitability.

           ACCOUNTS RECEIVABLE

We have significant accounts receivable or other amounts due from our customers or other parties. From time to time, certain of these accounts receivable or other amounts due have become unusually large and/or overdue, and on occasion we have taken significant write-offs relating to accounts receivable. The failure of our customers to pay in full amounts due to us could affect future profitability.

                       WHERE YOU CAN FIND MORE INFORMATION

           We file annual, quarterly and special reports, proxy statements and other information with the Securities and Exchange Commission (the "SEC"). Our SEC filings are available to the public over the Internet at the SEC's website at http://www.sec.gov. You may also read and copy any document we file with the SEC at its public reference facilities at 450 Fifth Street, N.W., Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for further information on the operation of the public reference facilities. Our SEC filings are also available at the office of the Nasdaq National Market. For further information on obtaining copies of our public filings from the Nasdaq National Market, please call 212-656-5060.

           We intend to furnish our stockholders with annual reports containing audited consolidated financial statements and other periodic reports as we may determine or as may be required by law.

           This prospectus constitutes a part of a registration statement on Form S-3 that we have filed with the SEC under the Securities Act of 1933, as amended (the "Securities Act"). This prospectus does not contain all information included in the registration statement. Certain parts of the registration statement have been omitted in accordance with the rules and regulations of the SEC. For further information, please refer to the registration statement, which can be inspected on the SEC's web site or at the public reference rooms at the offices of the SEC.

                       DOCUMENTS INCORPORATED BY REFERENCE

           The SEC allows us to "incorporate by reference" certain information and reports that we file with it. Accordingly, this prospectus incorporates by reference the following documents previously filed by us with the SEC pursuant to the Securities Act and the Securities and Exchange Act of 1934, as amended (the "Exchange Act"), and these documents are deemed a part of this prospectus:

         (i) our latest Annual Report on Form 10-K, which contains audited financial statements for the fiscal year ended June 30, 2003;

         (ii) our Current Report on Form 8-K filed on October 8, 2003; and

         (ii) a description of our common stock contained in the registration statement filed pursuant to Section 12 of the Exchange Act, including any amendment or reports filed for the purpose of updating such description.

           All of the documents that we file with the SEC pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of this prospectus and before the termination of the offering relating to this prospectus will be deemed to be incorporated by reference in this prospectus and to constitute a part of this prospectus from the date that such documents are filed with the SEC. For purposes of this prospectus, any statement that is incorporated or deemed to be incorporated by reference in this prospectus will be deemed to be modified, replaced, or superseded by a statement contained in this prospectus or contained in any other subsequently filed document that also is or is deemed to be incorporated by reference in this prospectus. Such modified or superseded statement will be deemed, except as so modified or superseded, to constitute a part of this prospectus.

           You may request, at no cost, copies of any or all of the documents incorporated by reference in this prospectus (other than the exhibits to such documents, unless such exhibits are specifically incorporated by reference into the information that this prospectus incorporates) by writing or telephoning us at:

                                Koss Corporation
                        4129 North Port Washington Avenue
                           Milwaukee, Wisconsin 53212
                            Attn: Investor Relations
                            Telephone: (414) 964-5000

                              SELLING STOCKHOLDERS

           The shares of our common stock to be sold pursuant to the offering were acquired by the selling stockholders in connection with our acquisition of Addax Sound Company, as described in this prospectus. The table below sets forth information with respect to the beneficial ownership of the common stock by selling stockholders immediately prior to this offering and as adjusted to reflect the sale of all of the shares of common stock registered under this registration statement pursuant to the offering. All information with respect to the beneficial ownership has been furnished by the selling stockholders.

                              Number of Shares Beneficially       Shares Being       Number of Shares Beneficially
Name of Beneficial Owner         Owned Prior to Offering           Offered(1)           Owned After Offering(1)
------------------------      -----------------------------       ------------       -----------------------------
Christopher Gantz(2)                    15,900                       15,900                         0
Emanuel Winston                          3,975                        3,975                         0

Total                                   19,875                       19,875                         0

(1) Assumes that the selling stockholders offer for sale all 19,875 shares of common stock that may be offered under this prospectus.

(2) Christopher Gantz has been Vice President-Communication Products for the Company since May 2003.

                              PLAN OF DISTRIBUTION

         The shares of common stock are being registered to permit public secondary trading of such common stock by the holders thereof from time to time after the date of this prospectus. The sale of the common stock offered by this prospectus may be effected from time to time directly, or by one or more broker-dealers or agents, in one or more transactions (which may involve block transactions) on the Nasdaq (or other national securities exchange or quotation services on which the common stock may be listed or quoted at the time of sale) or otherwise. Such common stock may be sold in one or more negotiated transactions, or through a combination of such methods of distribution, at prices related to prevailing market prices, fixed prices, varying prices determined at the time of sale or at negotiated prices.

         In the event one or more broker-dealers or agents agree to sell the common stock, they may do so by purchasing the common stock as principals or by selling the common stock as agent for the selling stockholders. Any such broker-dealers or agents may receive compensation in the form of discounts, concessions or commissions from the selling stockholders or the purchasers of the shares of common stock for which such broker-dealer or agent may act as agent or to whom they may sell as principal, or both (which compensation as to a particular broker-dealer or agent may be in excess of customary compensation).

         The selling stockholders will be subject to applicable provisions of the Exchange Act and the rules and regulations thereunder, which provisions may limit the timing of purchases and sales of the common stock by the selling stockholders. The foregoing may affect the marketability of the common stock.

         In order to comply with certain states' securities laws, if applicable, the common stock will be sold in such jurisdictions only through registered or licensed brokers or dealers. In certain states, the common stock may not be sold unless the common stock has been registered or qualified for sale in such state or an exemption from registration or qualification is available and is complied with.

                                 USE OF PROCEEDS

         We will not receive any proceeds from the offering.

                                  LEGAL MATTERS

         The validity of the common stock offered by this prospectus will be passed upon for us by Hughes & Luce, LLP in Dallas, Texas.

                                     EXPERTS

         The consolidated financial statements incorporated in this Prospectus by reference to the Annual Report on Form 10-K for the fiscal year ended June 30, 2003 have been so incorporated in reliance on the report of PricewaterhouseCoopers LLP, independent auditors, given on the authority of such firm as experts in auditing and accounting.

                                INDEMNIFICATION

         Under Section 145 of the General Corporate Law of the State of Delaware, we have broad power to indemnify our directors and officers against liabilities they may incur in such capacities, including liabilities under the Securities Act. Our bylaws also provide for indemnification of our directors, officers, employees and agents, if such person acted in good faith and in a manner believed to be in and not opposed to our best interests, and, with respect to any criminal action or proceeding, the indemnified party had no reason to believe his or her conduct was unlawful.

         Our restated certificate of incorporation provides that the liability of our directors for monetary damages shall be indemnified in accordance with and to the fullest extent permissible under Delaware law. Pursuant to

Delaware law, and our restated certificate of incorporation, this includes elimination of liability for monetary damages for breach of the directors' fiduciary duty to us and our stockholders. These provisions do not eliminate the directors' duty of care and, in appropriate circumstances, equitable remedies such as injunctive or other forms of non-monetary relief will remain available under Delaware law. In addition, each director will continue to be subject to liability for breach of the director's duty of loyalty to us, for acts or omissions not in good faith or involving intentional misconduct, for knowing violations of law, for any transaction from which the director derived an improper personal benefit, and for payment of dividends or approval of stock repurchases or redemptions that are unlawful under Delaware law. The provision also does not affect a director's responsibilities under any other laws, such as the federal securities laws or state or federal environmental laws.

         Insofar as indemnification for liabilities arising under the Securities Act may be permitted to our directors, officers and controlling persons pursuant to the foregoing provisions, or otherwise, we have been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable.

         We have obtained a policy of directors' and officers' liability insurance that insures our directors and officers against the cost of defense, settlement or payment of a judgment up to certain limits.

                                     PART II

ITEM 14.   OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION.

Registration fee                           $      27.27
Accounting fees and expenses                      2,000*
Legal fees and expenses                           5,000*
Miscellaneous expenses                            3,000*
                                           ------------
Total:                                     $  10,027.27*

----------
*  Estimated

We will pay all of the above expenses.

ITEM 15.   INDEMNIFICATION OF DIRECTORS AND OFFICERS.

         Consistent with the Delaware General Corporation law, our Certificate of Incorporation includes a provision eliminating or limiting director liability to us or our stockholders for monetary damages arising from certain acts or omissions in the director's capacity as a director. In addition, we maintain insurance on behalf of our directors and executive officers insuring them against any liability asserted against them in their capacities as directors or officers or arising out of such status.

ITEM 16.   EXHIBITS.

         The Exhibits to this Registration Statement are listed in the Index to Exhibits on page II-5 of this registration statement, which Index is incorporated herein by reference.

ITEM 17.   UNDERTAKINGS.

         (a) The undersigned registrant hereby undertakes:

                  (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

                           (i) To include any prospectus required by Section
                  10(a)(3) of the Securities Act.

                           (ii) To reflect in the prospectus any facts or events
                  arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in the volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high and of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement.

                           (iii) To include any material information with
                  respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

                  (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                  (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

         (b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the registrant's annual report pursuant to Section 13(a) or 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in this registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         (e) The undersigned registrant hereby undertakes to deliver or cause to be delivered with the prospectus, to each person to whom the prospectus is sent or given, the latest annual report to security holders that is incorporated by reference in the prospectus and furnished pursuant to and meeting the requirements of Rule 14a-3 or Rule 14c-3 under the Securities Exchange Act of 1934; and, where interim financial information required to be presented by
Article 3 of Regulation S-X are not set forth in the prospectus, to deliver, or cause to be delivered to each person to whom the prospectus is sent or given, the latest quarterly report that is specifically incorporated by reference in the prospectus to provide such interim financial information.

         (h) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

           Pursuant to the requirements of the Securities Act, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Milwaukee, State of Wisconsin, on October 31, 2003.

                                         KOSS CORPORATION

                                         By:       /s/ Michael J. Koss
                                                   -----------------------------
                                                   Michael J. Koss
                                                   Vice Chairman, President,
                                                   Chief Executive Officer,
                                                   Chief Operating Officer,
                                                   Chief Financial Officer


           Pursuant to the requirements of the Securities Act, this registration statement has been signed by the following persons in the capacities and on the dates indicated:

          Signature                                         Title                           Date
          ---------                                         -----                           ----
/s/ Michael J. Koss                              Vice Chairman, President,            October 31, 2003
--------------------------------                 Chief Executive Officer,
Michael J. Koss                                  Chief Operating Officer,
                                                 Chief Financial Officer


/s/ Sujata Sachdeva                              Vice President - Finance,            October 31, 2003
--------------------------------                 Principal Accounting Officer
Sujata Sachdeva

/s/ John C. Koss                                 Director of Koss Corporation         October 31, 2003
-------------------------------
John C. Koss

/s/ Martin F. Stein                              Director of Koss Corporation         October 31, 2003
------------------------------
Martin F. Stein

/s/ Thomas L. Doerr                              Director of Koss Corporation         October 31, 2003
------------------------------
Thomas L. Doerr

/s/ Michael J. Koss                              Director of Koss Corporation         October 31, 2003
------------------------------
Michael J. Koss

/s/ John J. Stollenwerk                          Director of Koss Corporation         October 31, 2003
------------------------------
John J. Stollenwerk

/s/ Lawrence S. Mattson                          Director of Koss Corporation         October 31, 2003
------------------------------
Lawrence S. Mattson

                                POWER OF ATTORNEY

           Each person whose signature appears below hereby constitutes and appoints Michael J. Koss and Sujata Sachdeva his or her true and lawful attorney-in-fact and agent with full power of substitution and resubstitution, for him or her and in his or her name, place, and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this registration statement, any and all supplemental registration statements (including post-effective amendments), and to file the same, with all exhibits thereto, and other documents in connection therewith, with the SEC, and hereby grants to such attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent or his substitute or substitutes may lawfully do or cause to be done by virtue hereof.

           Pursuant to the requirements of the Securities Act, this registration statement or amendment thereto has been signed by the following persons in the capacities and on the dates indicated:

          Signature                                        Title                               Date
          ---------                                        -----                               ----
/s/ Michael J. Koss                              Vice Chairman, President,               October 31, 2003
-------------------------------                  Chief Executive Officer,
Michael J. Koss                                  Chief Operating Officer,
                                                 Chief Financial Officer


/s/ Sujata Sachdeva                              Vice President - Finance,               October 31, 2003
-------------------------------                  Principal Accounting Officer
Sujata Sachdeva

/s/ John C. Koss                                 Director of Koss Corporation            October 31, 2003
-------------------------------
John C. Koss
/s/ Martin F. Stein..                            Director of Koss Corporation            October 31, 2003
-------------------------------
Martin F. Stein
/s/ Thomas L. Doerr..                            Director of Koss Corporation            October 31, 2003
-------------------------------
Thomas L. Doerr

/s/ Michael J. Koss..                            Director of Koss Corporation            October 31, 2003
-------------------------------
Michael J. Koss

/s/ John J. Stollenwerk                          Director of Koss Corporation            October 31, 2003
-------------------------------
John J. Stollenwerk

/s/ Lawrence S. Mattson                          Director of Koss Corporation            October 31, 2003
-------------------------------
Lawrence S. Mattson

                                INDEX TO EXHIBITS

Exhibit
Number   Description of Exhibits
------   -----------------------
*5.1     Opinion of Hughes & Luce, LLP

*23.1    Consent of Hughes & Luce, LLP (included in Exhibit 5.1)

*23.2    Consent of PricewaterhouseCoopers LLP

*24.1    Power of Attorney (included in Part II of this registration statement)

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*     Filed herewith.



                                      II-5